CURRENT REPORT OF MATERIAL EVENTS OR CORPORATE CHANGES

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2007

Level 3 Communications, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-15658	47-0210602
(State or other	(Commission File	(IRS employer
jurisdiction of incorporation)	Number)	Identification No.)

1025 Eldorado Blvd., Broomfield, Colorado	80021
(Address of principal executive offices)	(Zip code)

720-888-1000

(Registrant’s telephone number including area code)

Not applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On March 6, 2007, Level 3 announced that, as part of its previously announced tender offer and consent solicitation (the “10 3/4% Tender Offer”) for its 10 3/4% Senior Euro Notes due 2008 (the “10 3/4% Notes”), as of 12:01 a.m., New York City time, on March 6, 2007 (the “Consent Time”), Level 3 had accepted tenders and consents for approximately 89% of the aggregate principal amount outstanding of the 10 3/4% Notes.

On March 6, 2007, Level 3 also announced that, as part of its previously announced tender offer (the “11.5% Tender Offer” and, together with the 10 3/4% Tender Offer, the “Tender Offers”) to purchase for cash any and all of its outstanding 11.5% Senior Notes due 2010 (the “11.5% Notes” and, together with the 10 3/4% Notes, the “Notes”), as of the Consent Time, Level 3 had received valid consents from the holders of substantially all of the outstanding 11.5% Notes (the “Requisite Consents”) to amend the indenture relating to the 11.5% Notes (the “11.5% Note Indenture”) to eliminate substantially all of the covenants and certain events of default and related provisions contained in the 11.5% Note Indenture (the “Amendment”). As of the Consent Time, holders of 11.5% Notes representing approximately 97.4% of the aggregate principal amount of the outstanding 11.5% Notes had consented to the Amendment.

A press release relating to those announcements is attached hereto as Exhibit 99.1.

In connection with the 10 3/4% Tender Offer, on March 6, 2007, Level 3 Communications, Inc. entered into a Supplemental Indenture (the “Supplemental Indenture”) amending the indenture, dated as of February 29, 2000, between Level 3 and The Bank of New York, as Trustee, relating to the 10 3/4% Notes (the “10 3/4% Notes Indenture”). The Supplemental Indenture was entered into between Level 3 and The Bank of New York, as Trustee. Pursuant to the Supplemental Indenture, the 10 3/4% Notes Indenture is amended to eliminate substantially all of the covenants and certain events of default and related provisions contained in the 10 3/4% Notes Indenture.

The Supplemental Indenture is filed as Exhibit 4.1 to this Current Report and is incorporated herein by reference as if set forth in full.

The Tender Offers are scheduled to expire at 12:01 a.m., New York City time, on March 20, 2007 (the “Expiration Date”). Notes tendered in the Tender Offers after the Consent Time but prior to the Expiration Date will not receive a consent payment. 10 3/4% Notes tendered in the 10 3/4% Tender Offer on or prior to the Consent Time may no longer be withdrawn, and consents submitted with respect to the 11.5% Notes on or prior to the Consent Time may no longer be revoked. The settlement date for 10 3/4% Notes tendered in the 10 3/4% Tender Offer on or prior to the Consent Time was March 6, 2007, and the settlement date for the 11.5% Notes tendered in the 11.5% Tender Offer on or prior to the Consent Time is scheduled to be March 13, 2007, or such other date as Level 3 shall notify holders of the 11.5% Notes.

This report is not an offer to purchase, a solicitation of an offer to purchase, or a solicitation of an offer to sell securities with respect to the Notes. The Tender Offers may only be made pursuant to the terms of the applicable Offer to Purchase and the related Letter of Transmittal.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

None

(b)	Pro Forma Financial Information

None

(c)	Shell Company Transactions

None

(d)	Exhibits

4.1	Supplemental Indenture, dated as of March 6, 2007, between Level 3 Communications, Inc. and The Bank of New York, as Trustee, supplementing the Indenture dated as of February 29, 2000, between Level 3 Communications, Inc. and The Bank of New York as Trustee, relating to Level 3 Communications, Inc.’s 10 3/4% Senior Euro Notes due 2008.

99.1	Press Release dated March 6, 2007, relating to the receipt of requisite consents in Level 3’s tender offers and consent solicitations for Level 3’s 10 3/4% Senior Euro Notes due 2008 and 11.5% Senior Notes due 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Level 3 Communications, Inc.

By:	/s/ Neil J. Eckstein
Neil J. Eckstein, Senior Vice President

Date: March 7, 2007